Exhibit 99.1

SUBSCRIPTION I.D. NO.	RIGHTS OFFERING GENESYS S.A. ADS RIGHTS CERTIFICATE AND SUBSCRIPTION FORM FOR NEW ADSs	NO. OF ADS RIGHTS

Holders of record of ADSs as of July 9, 2003 (the “Record Date”) will be entitled to receive from the ADS Rights Agent rights (“ADS Rights”) to subscribe for newly issued American depositary shares (“New ADSs”) each representing one-half of one ordinary share of Genesys S.A. (the “Company”), for every ADS held by such holders as of the Record Date.

This document is to certify that the above-named person is the holder of the number of ADS Rights set forth above.

Each ADS holder should read the Prospectus dated July 2, 2003 provided with this Subscription Form for a complete description of the Rights Offering. Terms not defined herein shall have the meaning given to them in the Prospectus.

THIS SUBSCRIPTION FORM FOR NEW ADSs MUST BE DELIVERED BY 5:00 P.M. (NEW YORK CITY TIME) ON JULY 18, 2003 (THE “EXPIRATION DATE”) TO THE ADS RIGHTS AGENT.

ANY ADS HOLDER THAT DOES NOT SUBMIT THIS SUBSCRIPTION FORM TO THE ADS RIGHTS AGENT BY 5:00 PM (NEW YORK CITY TIME) ON JULY 18, 2003 (THE EXPIRATION DATE) WILL BE UNABLE TO EXERCISE SUCH HOLDER’S ADS RIGHTS.

Payment of the ADS deposit amount of $1.35 per new ADS must be received no later than 5:00 p.m. (New York City time) on the Expiration Date. By executing and delivering this Subscription Form, you agree to make such payment. You further agree that if you do not pay for any or all of your New ADSs by the date and time specified above that you irrevocably forfeit your rights to exercise your ADS Rights to purchase New ADSs.

Any improperly completed or unexecuted Subscription Form for New ADSs may cause the ADS Rights Agent in its sole discretion to reject such Subscription Form.

If you have any questions contact the ADS Rights Agent at 1-800-507-9357.

By Mail	By Hand, Express Mail or Overnight Courier
The Bank of New York Tender and Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286-1248	The Bank of New York Tender and Exchange Department 101 Barclay Street Receive and Delivery Window Street Level New York, New York 10286
For Telephone Assistance (800) 507 9357

THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF EACH OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SHARES OR ADSs OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH ADSs ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

THE REGISTERED OWNER OF THIS SUBSCRIPTION FORM IS THE HOLDER OF THE NUMBER OF ADS RIGHTS SHOWN IN THE UPPER RIGHT HAND CORNER OF THE OTHER SIDE OF THIS FORM UPON THE TERMS AND CONDITIONS SPECIFIED IN THE PROSPECTUS RELATING THERETO, WHICH ARE INCORPORATED HEREIN BY REFERENCE

PLEASE FILL IN ALL APPLICABLE INFORMATION:

1. The undersigned hereby notifies the ADS Rights Agent of its subscription for New ADSs in the following amount:
[ ] New ADSs to be subscribed for pursuant to the exercise of ADS Rights
I hereby irrevocably subscribe for the number of New ADSs indicated above upon the terms and conditions specified in the Prospectus relating hereto. Receipt of the Prospectus is hereby acknowledged.
Signature of Subscriber:

Name:

Phone No:

Fax No:

e-mail address:
(Joint owners should each sign. If signing as executor, administrator, attorney, trustee, or guardian, give title as such. If a corporation, sign in full corporate name by authorized of offer. If a partnership, sign in the name of authorized person.)
2. Method of Payment Check (A) or (B):
A) Multiply number of ADSs Subscribed for by US $1.35 enclose money order or certified check in this amount payable to “The Bank of New York”
or
B) Wire Transfer (contact the ADS Rights Agent for wire transactions)

TO BE EXECUTED ONLY BY NON-UNITED STATES RESIDENTS:

I hereby certify that the foregoing purchase of New ADSs has been effected in accordance with the applicable laws of the jurisdiction in which I reside.

Dated:	, 2003

Substitute Form W-9

PART 1 – PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security No. OR taxpayer ID No.

CERTIFICATION – UNDER THE PENALTIES OF PERJURY, I CERTIFY: (1) THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME), (2) I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE: (A) I AM EXEMPT FROM BACKUP WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (IRS) THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING AND (3) I AM A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN) (YOU MUST CROSS OUT ITEM (2) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDER REPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN)	PART 2 - TIN applied for (or intended to apply for in near future) CHECK BOX OF APPLICABLE PART 3 - EXEMPT PAYEE Attach Certificate of Foreign Status
Signature	Department of the Treasury, Internal Revenue Services Payer’s Request for Taxpayer Identification Number (TIN)
Name
Address
Date

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and that I mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administrative Office (or I intend to mail or deliver an application in the near future). I understand that if I do not provide a taxpayer identification number to the payer by the time of payment, the payer is required to withhold the applicable rate from all cash payments made to me until I provide a number.

Signature:

Date:

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING FROM ANY GROSS PROCEEDS. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

Genesys S.A.

Instructions as to the Exercise
of
ADS Rights

The following instructions pertain to the rights offering (the Rights Offering) by Genesys S.A. to purchase newly issued American Depository Shares (ADSs), each representing one-half of one ordinary share of Genesys S.A., to its holders of record as of July 9, 2003 (the Record Date) as described in the prospectus dated July 2, 2003 (the Prospectus). Each ADS holder as of the Record Date will be entitled to receive one ADS right (ADS Rights) for every ADS held on the Record Date. Twenty-two ADS Rights entitle their holder to subscribe for four new ADS at a subscription price of € 1.10 per ADS, payable in U.S. dollars. No fractional ADS Rights will be distributed. In order to exercise ADS Rights, holders must pay to The Bank of New York (the Rights Agent) a deposit amount of U.S. $1.35 per ADS (the Deposit Amount), which is the ADS subscription price translated into U.S. dollars at the Federal Reserve noon buying rate on June 30, 2003 plus an additional amount for exchange rate fluctuations and to pay ADS issuance fees and expenses.

To exercise your ADS Rights, a properly completed and executed subscription form and payment in full must be delivered to the Rights Agent prior to 5:00 pm. (New York City time) on July 18, 2003 (the Expiration Date).

For a more complete description of the Rights Offering, please refer to the Prospectus or contact The Bank of New York at (800) 507-9357.

1.	Subscription.

You can validly subscribe for ADSs by following the instructions below.

Subscription by registered ADS holders. If you are a registered holder of ADSs, you can exercise your ADS Rights by delivering to the Rights Agent, in the enclosed return envelope, a properly completed subscription form and paying in full the Deposit Amount. You may make such payment in U.S. dollars by certified check, money order or wire transfer to The Bank of New York as ADS Rights Agent. The number of ADS Rights to which you are entitled is printed on the ADS rights certificate on the reverse side of your subscription form.

The ADS Rights Agent must receive the subscription form and payment of Deposit Amount on or before the Expiration Date. Deposit in the mail will not constitute delivery to the ADS Rights Agent. The ADS Rights Agent has discretion to refuse to accept any improperly completed or unexecuted ADS rights certificate/subscription form.

If subscriptions for ADSs are forwarded to the ADS Rights Agent in multiple deliveries, a properly completed and duly executed ADS rights certificate/subscription form must accompany each delivery.

The contact information of The Bank of New York is as follows:

By Mail	By Hand, Express Mail or Overnight Courier
The Bank of New York Tender and Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286-1248	The Bank of New York Tender and Exchange Department 101 Barclay Street Receive and Delivery Window Street Level New York, New York 10286
For Telephone Assistance (800) 507 9357

Subscription by DTC participants. If you hold ADSs through The Depository Trust Company (DTC), you can exercise your ADS Rights by delivering completed subscription instructions for ADSs through DTCs PSOP Function using the agent subscriptions over PTS procedure and instructing DTC to charge your applicable DTC account for the Deposit Amount for the ADSs and to deliver such amount to the ADS Rights Agent. DTC must receive the subscription instructions and the payment of the Deposit Amount for the ADSs by the Expiration Date.

Subscription by beneficial owners. If you are a beneficial owner of ADSs and wish to subscribe for ADSs but are neither a registered holder of ADSs nor a DTC participant, you should contact in timely fashion the securities intermediary through which you hold ADSs to arrange for the exercise of your ADS Rights and to arrange for payment of the Deposit Amount in U.S. dollars.

2.	Your Method of Delivery.

The method of delivery of the ADS rights certificate/subscription form and payment of the Deposit Amount to the ADS Rights Agent will be at the election and risk of the ADS Rights holder.

If ADS rights certificates/subscription forms and payments are sent by mail, you are urged to send these by registered mail, properly insured, with return receipt requested, and to allow a sufficient member of days to ensure delivery to the ADS Rights Agent and clearance of the payment prior to the appropriate time.

3.	Deliveries from the ADS Rights Agent.

You will receive the following deliveries and payments to the address shown on the face of your ADS rights certificate/subscription form:

(a) ADR certificates. As soon as practicable after August 5, 2003, subject to the terms of the offering as described in the Prospectus, the ADS Rights Agent will mail American Depositary Receipts (ADRs) to each ADS holder who validly exercises ADS Rights. The ADRs will evidence the ADSs subscribed for and allocated pursuant to such exercise.

(b) Cash payments. The ADS Rights Agent will convert U.S. dollars into euros to pay the subscription price for ADSs purchased in the rights offering on or about July 21, 2003 at any commercially reasonable rate and, if there is any excess in U.S. dollars as a result of such conversion and after deducting ADR issuance fees and expenses, will refund the amount in U.S. dollars promptly to subscribing holders without interest.

4.	Partial Subscriptions.

The ADS depositary will use reasonable efforts to sell rights to purchase ordinary shares to which it is entitled as the holder of deposited securities but which the ADS Rights Agent does not request it to exercise on behalf of subscribing ADS holders, and the ADS Rights Agent will remit the proceeds of such sale to the ADS holders with respect to which such share rights were sold as promptly as practicable.

5.	Signatures on ADS Rights Certificate/Subscription Form.

If the ADS rights certificate/subscription form is signed by the registered holder(s) of the ADSs described above, the signature(s) must correspond with the name(s) as written on the face of the ADS rights certificate/subscription form without any change whatsoever.

If any of the ADSs described above are owned of record by two or more joint owners, all such owners must sign the ADS rights certificate/subscription form.

If any of the ADSs described above are registered in different names on several ADRs, it will be necessary to complete, sign and submit as many separate ADS rights certificates/subscription forms as there are different registrations.

If the ADS rights certificate is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to Genesys S.A. and the ADS Rights Agent of their authority to act must be submitted.

6.	Substitute Form W-9.

Each ADS Rights holder, whether or not it elects to exercise ADS Rights, should provide the ADS Rights Agent with a correct Taxpayer Identification Number (TIN) on Substitute Form W-9, which is on the reverse side of the ADS rights certificate/subscription form. Failure to provide the information on the form may subject such holder to backup federal income tax withholding with respect to any payments made to the ADS Rights holder.

7.	Backup Withholding.

Under U.S. federal income tax law, payment of cash by the ADS Rights Agent may be subject to U.S. backup withholding tax unless you establish an entitlement to an exemption in the manner described below. In order to avoid such backup withholding, except as described below if you are an exempt foreign person, you should complete and sign the Substitute Form W-9 (Exhibit 1) included with the rights certificate and either (a) provide your TIN, and certify, under penalties of perjury, that the TIN so provided is correct and that (1) you have not been notified by the Internal Revenue Service (the IRS ) that you are subject to backup withholding as a result of failure to report all interest or dividends or (2) the IRS has notified you that you are no longer subject to backup withholding; or (b) provide an adequate basis for exemption. In general, if you are an individual, your TIN is your Social Security number. If the ADS Rights Agent has not been provided with the correct TIN, you may be subject to a U.S $50 penalty imposed by the IRS.

The box in Part 2 of Substitute Form W-9 may be checked if you have not been issued a TIN and you have applied for a TIN or intend to apply for a TIN in the near future. If the box in Part 2 is checked, you must also complete the Certificate of Awaiting Taxpayer Identification Number in order to avoid backup withholding. If the box in Part 2 is checked, the ADS Rights Agent may still withhold a portion of any cash payments made pursuant to the Rights Offering until you furnish the ADS Rights Agent with your TIN. For further information concerning backup withholding and instructions for completing the Substitute Form W-9, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Exempt recipients, including, among others, all corporations, are not subject to these backup withholding requirements. The enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 contains a list of exempt payees. In order for you to qualify as an exempt recipient if you are an exempt foreign person, you must submit an IRS Form W-8BEN, signed under penalties of perjury, attesting to your exempt status. An IRS Form W-8BEN and Instructions for Form W-8BEN, which includes a description of the criteria for qualification as an exempt foreign person, is included in the materials accompanying the ADS rights certificate/subscription form for your convenience.

Failure to complete the Substitute Form W-9 or IRS Form W-8BEN will not, by itself, cause the ADSs to be deemed invalidly subscribed for, but may require the ADS Rights Agent to withhold tax on any cash payments. Such backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of such tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS, provided the required certifications are made.